As filed with the Securities and Exchange Commission on September 16, 2022

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYREN LTD.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Ha-Menofim St., 5th Floor

Herzliya, Israel
(Address including Zip Code of Principal Executive Offices)

Amended and Restated 2016 Non-Employee Director Equity Incentive Plan

Amended & Restated 2016 Equity Incentive Plan

(Full title of the plan)

Brett Jackson

Chief Executive Officer

Cyren Ltd.

c/o Cyren Inc.

1430 Spring Hill Road, Suite 330

McLean, Virginia 22102

(703) 760-3320

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Brian Dunn General Counsel Cyren Ltd. c/o Cyren Inc. 1430 Spring Hill Road, Suite 330 McLean, Virginia 22102 (703) 760-3320	Laurie L. Green, Esq Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, Florida 33301 (954) 768-8232	Adrian Daniels Yigal Arnon – Tadmor Levy 1 Azrieli Center Tel Aviv 6702101, Israel (+972)-3-608-7777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE

On August 31, 2022, the shareholders of the Registrant approved amendments to the Cyren Ltd. 2016 Equity Incentive Plan and the Cyren Ltd. 2016 Non-Employee Director Equity Incentive Plan, each as amended and restated (together, the “Plans”) to increase the number of Ordinary Shares available for issuance under the Plans by an aggregate of 790,000 Ordinary Shares. The number of additional ordinary shares to be registered under the respective Plans are as follows: 2016 Equity Incentive Plan — 665,000; and 2016 Non-Employee Director Equity Incentive Plan — 125,000. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional Ordinary Shares.

Such additional Ordinary Shares are of the same class of securities as the Ordinary Shares issuable under the Plans for which the currently effective registration statement on Form S-8 (File No. 333-238269) filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2020 (the “Prior Registration Statement”) was filed. As permitted by General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s) filed with the Commission by Cyren Ltd., an Israeli registered public company (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

(2) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022 and March 31, 2022;

(3) The description of our ordinary shares contained in our Form 8-A filed on June 25, 1999, and Form F-1 (File No. 333-78531) filed on May 14, 1999, as amended, as updated by Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2021, and any reports filed for the purpose of updating such description; and

(4); Current Reports on Form 8-K, filed by the Company with the Commission on September 6, 2022, August 5, 2022, August 3, 2022,  July 13, 2022, June 7, 2022, May 17, 2022, February 25, 2022, February 14, 2022, February 9, 2022; (excluding “furnished” and not “filed” information).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8. EXHIBITS

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing
3.1	Memorandum of Association of the Company.	Exhibit 3.1 to F-1 (333–78531)	06/03/99
3.2	Amended and Restated Articles of Association of the Company, as amended on February 7, 2022.	8-K	02/09/2022
4.1	Description of Securities.	10-K	Year ended December 31, 2021
5.1	Opinion of Yigal Arnon & Co. *
10.1	2016 Non-Employee Director Equity Incentive Plan, as amended and restated (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement filed on August 2, 2022). †
10.2	2016 Equity Incentive Plan, as amended and restated (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on August 2, 2022). †
23.1	Consent of Kost, Forer, Gabbay & Kasierer, independent registered public accounting firm. *
23.2	Consent of Yigal Arnon & Co. (included in Exhibit 5.1 hereto). *
24.1	Power of Attorney (included on the signature page hereto). *

*	Filed herewith.

†	Management or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the of McLean, Commonwealth of Virginia, on September 16, 2022.

CYREN INC.

By:	/s/ Brett Jackson
Name:	Brett Jackson
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Cyren Ltd. hereby severally constitute and appoint Brett Jackson our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Cyren Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett Jackson	Chief Executive Officer	September 16, 2022
Brett Jackson	(Principal Executive Officer and Principal Financial Officer)

/s/ Brady Hayden	Principal Accounting Officer	September 16, 2022
Brady Hayden

/s/ John Becker	Director	September 16, 2022
John Becker

/s/ Cary Davis	Director	September 16, 2022
Cary Davis

/s/ David Earhart	Director	September 16, 2022
David Earhart

/s/ James Hamilton	Director	September 16, 2022
James Hamilton

/s/ Hila Karah	Director	September 16, 2022
Hila Karah

/s/ Lauren Zletz	Director	September 16, 2022
Lauren Zletz

CYREN INC.		Authorized Representative in the United States	September 16, 2022

By:	/s/ Brett Jackson
Name:	Brett Jackson
Title:	Attorney-in-Fact

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